UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 2, 2021

Gulf Island Fabrication, Inc.

(Exact name of registrant as specified in its charter)

Louisiana	001-34279	72-1147390
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16225 Park Ten Place, Suite 300

Houston, Texas 77084

(Address of principal executive offices)(Zip Code)

(713) 714-6100

(Registrant's telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value per share	GIFI	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR § 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

As previously reported, on April 17, 2020, Gulf Island Fabrication, Inc. (the “Company”) entered into an unsecured loan in the aggregate amount of $10.0 million (“PPP Loan”) with Hancock Whitney Bank (“Whitney Bank”) pursuant to the Paycheck Protection Program (“PPP”) under the Coronavirus Aid, Relief, and Economic Security Act, as amended.  The PPP Loan, and accrued interest, were eligible to be forgiven partially or in full, if certain conditions were met. On September 29, 2020, the Company submitted its application to Whitney Bank for forgiveness of $8.9 million of the PPP Loan.  Whitney Bank approved the application for forgiveness on December 14, 2020, and the Company’s application was forwarded to the Small Business Administration (“SBA”) for review.  In July 2021, the SBA approved the Company’s application for forgiveness.

On July 28, 2021, Whitney Bank received approximately $9.1 million from the SBA, which was the amount of loan forgiveness requested in the loan forgiveness application, including accrued interest.  On July 29, 2021, the Company repaid the remaining balance of the PPP Loan, together with accrued interest. The forgiveness and repayment of the PPP Loan are effective as of July 7, 2021 and will be recognized during the Company’s third quarter ending September 30, 2021.

Additional information about the Company’s PPP Loan can be found in the Current Report on Form 8-K filed on April 20, 2020, as well as in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 filed on March 30, 2021, and the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2021 filed on May 12, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GULF ISLAND FABRICATION, INC.

		By:	/s/ Westley S. Stockton
Westley S. Stockton
Executive Vice President, Chief Financial Officer, Secretary and Treasurer (Principal Financial Officer)
Dated:	August 2, 2021